UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2022

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
Item 7.01	Regulation FD Disclosure.

On July 13, 2022, the Registrant announced that it had posted preliminary monthly trends (year over year) for its various financial reporting segments through June 30, 2022 on the investor relations section of its website (https://ir.iac.com/quarterly-results). These monthly trends, together with related commentary, are set forth immediately below.

Current monthly trends across the Registrant’s businesses reflect the changing macro environment. Dotdash Meredith June Digital revenue was impacted by softening advertiser demand, as well as site migrations delays and sales force integration. Conversely, Angi saw accelerating growth in June driven by its Ads and Leads business as the supply/demand dynamic normalizes following the negative impact from the pandemic over the past two years, as well as continuing to lap the March 2021 rebrand. The Registrant will provide further analysis of these results when it reports earnings for the quarter ended June 30, 2022 in August 2022.

Separately, the previously reported Ask Media Group revenue for April and May 2022 has been adjusted to reflect an increase in estimated revenue reserves for refunds issued (and expected to be issued) to certain advertisers.

	12/2021	1/2022	2/2022	3/2022	4/2022	5/2022	6/2022 (1)
Dotdash Meredith
Digital Revenue	273%	248%	226%	219%	227%	225%	207%
Print Revenue	NM	NM	NM	NM	NM	NM	NM
Total Revenue	569%	684%	683%	634%	618%	582%	548%

Pro Forma Digital Revenue	-3%	2%	0%	-8%	0%	-3%	-18%
Pro Forma Print Revenue	-3%	-11%	-10%	-5%	-25%	-16%	-27%
Total Pro Forma Revenue (2)	-4%	-5%	-7%	-6%	-16%	-10%	-23%

Angi Inc.
Angi Ads and Leads	0%	-2%	1%	-7%	-2%	8%	11%
Angi Services (3)	101%	91%	132%	102%	111%	108%	103%
Total North America Revenue	17%	13%	20%	10%	17%	26%	29%
Europe Revenue	-4%	0%	-3%	-8%	-7%	-6%	-1%
Total Revenue	16%	12%	18%	9%	16%	24%	27%

Angi Service Requests	-3%	-5%	-11%	-20%	-14%	-7%	-8%
Angi Monetized Transactions	4%	-2%	-2%	-14%	-8%	-3%	-5%
Angi Transacting Service Professionals	-1%	-2%	-3%	-4%	-4%	-3%	-2%
Angi Advertising Service Professionals	-4%	-5%	-6%	-11%	-7%	-7%	-8%

Search
Ask Media Group Revenue	64%	48%	37%	22%	8%	25%	9%
Desktop Revenue	-21%	-20%	-19%	-22%	-13%	-17%	-30%
Total Revenue	47%	33%	25%	14%	5%	17%	2%

Emerging & Other (4)
Total Revenue	69%	13%	1%	13%	12%	4%	3%

(1)	As of the date of this report, the Registrant has not yet completed its financial close process for the quarter ended June 30, 2022. As a result, the information set forth above is preliminary and based upon information available to the Registrant as of the date of this report. During the course of the Registrant’s financial close process for the quarter ended June 30, 2022, it may identify items that would require adjustments to the information set forth above, which may impact growth rates and be material to the information presented above.

(2)	Pro Forma reflects the inclusion of Meredith revenue for all periods prior to the Meredith acquisition on December 1, 2021. Meredith’s programmatic advertising revenue has been presented on a net basis to conform to IAC’s accounting policies.

(3)	Includes revenue from Angi Roofing, which was acquired on July 1, 2021.

(4)	February, May and December 2021 include revenue for IAC Films projects recognized during the month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/InterActiveCorp

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Executive Vice President & Chief Legal Officer

Date: July 13, 2022

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